UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Canada Ontario	001-36786 001-36787	98-1202754 98-1206431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Restaurant Brands International Inc.

Restaurant Brands International Limited Partnership

226 Wyecroft Road

Oakville, Ontario L6K 3X7

(Address of principal executive offices, including Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On May 3, 2017, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Issuer (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with the guarantors named therein (the “Guarantors”) and J.P. Morgan Securities LLC, as representative of the several initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), relating to the sale by the Issuers of $1,500 million aggregate principal amount of their 4.250% First Lien Senior Secured Notes due 2024 (the “Notes”), in a private placement to “qualified institutional buyers” in the United States, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.

The Notes will be first lien senior secured obligations of the Issuers guaranteed on a senior secured basis by each of the Company’s subsidiaries that guarantees the Issuers’ obligations under the Issuers’ existing senior secured credit facilities (the “Senior Secured Credit Facilities”).

The Purchase Agreement contains customary representations, warranties and covenants by the Issuers and the Guarantors together with customary closing conditions. Under the terms of the Purchase Agreement, the Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities. The Notes Offering is expected to close on or about May 17, 2017, in accordance with the terms of the Purchase Agreement.

The Issuers expect to use the proceeds from the offering of the Notes (the “Notes Offering”) and the Incremental Facility (defined below), together with other sources of liquidity, to redeem all or a portion of the outstanding 9% Cumulative Class A Compounding Preferred Shares of the Company (which become callable in December 2017), for general corporate purposes and to pay fees and expenses related to the Notes Offering.

The Initial Purchasers and their affiliates from time to time have provided in the past and may provide in the future various financial advisory, investment banking and other commercial lending services in the ordinary course of business to the Company and its affiliates. In addition, affiliates of certain of the Initial Purchasers are lenders and/or agents under the Senior Secured Credit Facilities and as such are entitled to certain fees and expenses in connection therewith.

Item 8.01 Other Events

On May 3, 2017, the Company issued a press release to announce the launch of the Notes Offering by the Issuers. The press release also announced that the Issuers intend to borrow an incremental $500 million in aggregate principal amount under their existing first lien term loan facility under the Senior Secured Facilities (the “Term Loan Facility”) by entering into an amendment to the credit agreement (the “Incremental Facility”) governing their Term Loan Facility. A copy of the press release is attached hereto as Exhibit 99.1.

Also on May 3, 2017, the Company issued a press release to announce (i) the pricing of the Notes and an upsize in the Notes Offering amount to $1,500 million from $1,000 million and (ii) an incremental borrowing of $250 million under the Term Loan Facility, a decrease from the previously announced intention to borrow $500 million. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated May 3, 2017
99.2	Press Release dated May 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

/s/ Jill M. Granat
Date: May 4, 2017	Name:	Jill M. Granat
	Title:	General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated May 3, 2017
99.2	Press Release dated May 3, 2017